EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 31, 2006 accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of SFBC International, Inc. appearing in the Annual Report on Form 10-K/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of SFBC International, Inc. and Subsidiaries on Form S-3 (Registration No. 333-120152), Form S-8 (Registration No. 333-118022), Form S-8 (Registration No. 333-85270) and Form S-8 (Registration No. 333-123536).
Miami, Florida
April 28, 2006